EXHIBIT 10.22

                         SUBLEASE TERMINATION AGREEMENT
                                 (Building M-12)

         THIS SUBLEASE TERMINATION AGREEMENT (this "Agreement") is dated as of May 31, 2001 (the "Effective Date") by and between ALZA CORPORATION, a Delaware corporation ("Sublandlord"), and VIADOR INC., a Delaware corporation ("Subtenant"). Sublandlord and Subtenant are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties".

                                    RECITALS

         A. Sublandlord and Subtenant entered into that certain Sublease (Building M-12) dated as of January __, 2000 and effective on February 1, 2000 (the "Sublease"), pursuant to which Subtenant subleased from Sublandlord certain premises located in a portion of the building commonly known as Building M-12 in ALZA Plaza, Mountain View, California (as more particularly described in the Sublease, the "Sublease Premises"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Sublease.

         B. The Term of the Sublease expires on January 31, 2005. Subtenant has requested that the Term of the Sublease be accelerated to expire on June 30, 2001.

         C. Sublandlord holds as a security deposit under the Sublease an irrevocable letter of credit dated April 27, 2000 (the "Letter of Credit") issued by Comerica Bank--California International Banking Dept. (the "Issuing Bank"), in the amount of One Million Six Hundred Eighty-Eight Thousand Seven Hundred Eighteen and 54/100 Dollars ($1,688,718.54). Subtenant has requested that Sublandlord cancel the Letter of Credit concurrent with Subtenant's payment of the Termination Fee described in Section 2 below.

         D. The Parties acknowledge that the Basic Rent of $3.811 per gross rentable square foot per month under the Sublease is above the current market rent for premises such as the Sublease Premises.

         E. The Parties acknowledge that, in the current leasing market, demands of tenants and subtenants generally with respect to lease and sublease negotiations have increased over what they were when the Sublease was executed, and, for that reason, it would likely take a minimum of three to four months for Sublandlord to locate a replacement subtenant for the Sublease Premises and execute a replacement sublease with such party.

         F. The Parties acknowledge that, under the provisions of Section 22A(b) of the Sublease, Sublandlord has available to it the remedies provided in California Civil Code Section 1951.4, and, therefore, under the laws of the State of California,


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Sublandlord would be able to leave the Sublease in place without any obligation to mitigate damages, and collect Rent (by drawing on the Letter of Credit or otherwise), subject only to Subtenant's right to locate an appropriate assignee of the Sublease that is reasonably acceptable to Sublandlord.

         G The Parties desire to terminate the Sublease effective as of the Expiration Date (as defined in Section 1 below) upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.       Expiration  Date.  Subject to full  satisfaction  of the conditions set
         ----------------
forth in Section 2 below and notwithstanding anything to the contrary set forth in the first sentence of Section 2A of the Sublease, the Term of the Sublease is amended to expire at 11:59 p.m. on June 30, 2001 (the "Expiration Date"). As of the Expiration Date, Sublandlord and Subtenant shall have no thereafter accruing obligations under the Sublease except for those obligations set forth in the Sublease and this Agreement which expressly survive any termination of the Sublease, including without limitation, Sections 1, 2A, 2C, 7, 16, 24E and 43 of the Sublease and Sections 3 and 4 of this Agreement. Subtenant shall vacate and surrender to Sublandlord the Sublease Premises on or before the Expiration Date in the condition required by the provisions of the Sublease and Section 3 of this Agreement.

2.       Termination  Fee.  As  consideration  for  and  as a  condition  to the
         ----------------
termination of the Sublease on the terms and subject to the conditions provided herein, Subtenant shall pay to Sublandlord on or before June 4, 2001, the amount of One Million Six Hundred Seventy Thousand Dollars ($1,670,000) which shall constitute payment to Sublandlord of (a) the unpaid Rent for May, 2001, (b) Rent for June, 2001, and (c) consideration for the termination of the Sublease on the terms and subject to the conditions provided herein (collectively, the "Termination Fee"). Subtenant shall pay the Termination Fee to Sublandlord in immediately available funds in the form of a cashier's check issued by Issuing Bank, payable to Sublandlord. Concurrent with Subtenant's delivery of the Termination Fee to Sublandlord, Sublandlord shall deliver to Subtenant the Letter of Credit for cancellation by Issuing Bank.

3. Surrender of Sublease Premises.
   ------------------------------

a.       Removal. On or before the Expiration Date, Subtenant shall surrender to
         -------
Sublandlord all of the existing Tenant Improvements, fixtures and furniture owned by Subtenant and located in the Sublease Premises as of the date hereof (collectively, the "Subtenant Furniture"). Sublandlord shall accept ownership of


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the Subtenant Furniture without the payment of any additional consideration to
Subtenant. The transfer of the Subtenant Furniture to Sublandlord shall be evidenced by a bill of sale in the form attached hereto as Exhibit "A", which Subtenant shall execute and deliver to Sublandlord concurrently with the execution of this Sublease, which bill of sale shall be effective as of the Expiration Date. Subtenant represents and warrants to Sublandlord that it owns all of the furniture and fixtures currently located in the Sublease Premises except for those items set forth on Exhibit "B" attached hereto, if any. Subtenant shall cause the removal of any equipment currently located in the Sublease Premises prior to the Expiration Date. Subtenant shall repair any damage caused by the removal of such equipment at Subtenant's sole cost and expense and restore the Sublease Premises to the condition existing as of the date hereof. Notwithstanding anything to the contrary set forth in the second sentence of Section 7 of the Sublease, Subtenant shall not be obligated to remove any Tenant Improvements or repair any currently observable damage to any improvements currently located in the Sublease Premises.

b.       Holding Over. Any failure by Subtenant to vacate and surrender to
         ------------
Sublandlord the Sublease Premises on or before the Expiration Date in the condition required under Section 3(a) above shall be deemed a holding over by Subtenant and shall be subject to the provisions of Section 29 of the Sublease. The terms of Section 29 of the Sublease shall survive any termination of the Sublease.

c.       Indemnity. The Parties hereby agree and acknowledge that the indemnity
         ---------
set forth in Section 7 of the Sublease applies to any and all claims, causes of action, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of (i) any failure by Subtenant to remove any and all equipment (other than Subtenant's Furniture) from the Space on or before the Expiration Date, (ii) any failure by Subtenant to cause the removal of any furniture owned by third parties from the Space on or before the Expiration Date, (iii) any breach of Subtenant's representation and warranty set forth in this Section 3 regarding Subtenant's ownership of all furniture and fixtures located in the Sublease Premises, excluding only those items set forth on Exhibit "B" to this Agreement, and (iv) any holding over by Subtenant after the Expiration Date. Except as expressly otherwise provided in
Section 3(a) above, the provisions of Section 7 of the Sublease shall apply to Subtenant's surrender of the Sublease Premises. The provisions of this Section 3 shall survive any termination of the Sublease.

4.       Representations of Subtenant. Subtenant hereby represents and warrants
         ----------------------------
     to Sublandlord that it has not made any assignment, sublease, transfer, conveyance or other disposition of the Sublease or Subtenant's interest in all or any portion of the Sublease Premises, nor has it pledged or encumbered any of the same. Sublandlord hereby represents and warrants to Subtenant that it has not made any assignment, sublease, transfer, conveyance or other disposition of the Sublease or Sublandlord's interest in all or any portion of the Sublease Premises. Each of Sublandlord and Subtenant shall


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indemnify, defend and hold the other party harmless from and against any and all claims, liability, loss or expense (including, without limitation, reasonable attorneys' fees) arising under or relating to the breach of this representation and warranty. The provisions of this Section 4 shall survive any termination of the Sublease.

5.       Miscellaneous Provisions.
         ------------------------

a.       Governing Law.  This Agreement shall be construed and enforced in
         -------------
accordance with California law.

b.       Entire  Agreement.  This Agreement is the entire  agreement  between
         -----------------
the parties respecting the Agreement and termination of the Sublease and supersedes any prior oral discussion or written correspondence relating thereto. No subsequent change or addition to this Agreement shall be binding unless it is in writing and signed by the parties hereto.

c.       Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be an original, but all such counterparts shall constitute but one instrument.

d.       Attorneys'  Fees.  Paragraph 33 of the Sublease  providing  for the
         ----------------
recovery of attorneys' fees in certain instances shall apply to this Agreement to the same extent applicable to the Sublease.

e.       Exhibits.  All exhibits attached hereto are hereby incorporated and
         --------
made a part hereof.

f.       Voluntary  Agreement.  The parties have read this Agreement and on
         --------------------
advice of counsel have freely and voluntarily  entered into this Agreement.

g.       Successors.  This Agreement  shall be binding upon and shall inure to
         ----------
the benefit of the parties hereto and their respective heirs, successors and assigns.



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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                "Sublandlord"

                                ALZA CORPORATION, a
                                Delaware corporation



                                 By:
                                    -------------------------------------------

                                 Its:
                                     ------------------------------------------


                                 "Subtenant"

                                  VIADOR INC., a
                                  Delaware corporation



                                  By:
                                     ------------------------------------------

                                  Its:
                                      -----------------------------------------


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                                    EXHIBIT A

                                  BILL OF SALE

         For good and valuable consideration, the receipt of which is hereby acknowledged, VIADOR INC., a Delaware corporation ("Seller"), does hereby sell, transfer, and convey to ALZA CORPORATION, a Delaware corporation ("Buyer"), subject to the representations and warranties set forth in that certain First Agreement to Sublease (Building M-12) by and between Seller and Buyer dated as of May 19, 2001 (the "Agreement"), all of Seller's right, title and interest, in and to the Subtenant Furniture (as defined in the Agreement).



         Date:  June 30, 2001




                                  VIADOR INC.,
                                  a Delaware corporation


                                  By:
                                     ------------------------------------------

                                  Title:
                                          -------------------------------------



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                                    EXHIBIT B

                    LIST OF FURNITURE NOT OWNED BY SUBTENANT

One chair located on second floor belonging to employee Peggy Thompson and not the Company, due to her special back condition requirements.

37 "corner sleeves" and 56 keyboard trays that have been in dispute with a vendor since Viador did not agree that they ordered these. We will return them to the vendor before June 30, 2001.







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                                    EXHIBIT C



Viador Furniture Removal Requests

Items                                               Quantity

Metal filing cabinets                        All but 3 drawer high, 36"
                                               wide Knoll caliber
Extra Chairs, will leave behind 220                80 (black)
Stackable chairs                                   50 (gray)
Extra Lounge Chairs, except lobby                      9
Extra Small glass tables, except lobby                 4
Leather Sofa                                           1
Trash & Recycle receptacles                           All
Folding Tables                                         6
4 x 4 Octagon Tables                                   6
Storage Racks                                         All
Large White Boards                                     6